Execution Version
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of October 28, 2014 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and ROSETTA STONE LTD., a Virginia corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:
1.ACCOUNTING AND OTHER TERMS
Accounting terms not defined in this Agreement shall be construed following GAAP. Unless otherwise expressly set forth herein, calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.
2.    LOAN AND TERMS OF PAYMENT
2.1    Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Advances and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
2.1.1    Revolving Advances.
(a)    Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
(b)    Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.
2.2    General Provisions Relating to the Advances. Each Advance shall, at Borrower’s option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Advance or a LIBOR Advance; provided that in no event shall Borrower maintain at any time LIBOR Advances having more than five (5) different Interest Periods. Borrower shall pay interest accrued on the Advances at the rates and in the manner set forth in Section 2.4(a).
2.3    Overadvances. If, at any time, the sum of the outstanding principal amount of the Advances exceeds the Revolving Line, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.
2.4        Payment of Interest on the Advances.
(a)    Interest; Payment.  Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (ii) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin. On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus two percent (2.00%). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any repayment (including any prepayment) of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon repayment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.
(b)    Prime Rate Advances. Each change in the interest rate of the Prime Rate Advances based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change.
(c)    LIBOR Advances. The interest rate applicable to each LIBOR Advance shall be determined in accordance with Section 3.6(a) hereunder. Subject to Sections 3.5(d), 3.6(e), and 3.7(c), such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance.
(d)    Computation of Interest. Any interest hereunder will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days in the case of any LIBOR Advance and a year of 365 or 366 days, as the case may be, in the case of any Prime Rate Advance. In computing interest on any Advance, the date of the making of such Advance shall be included and the date of payment shall be excluded; provided, however, that if any Advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Advance.
(e)    Default Rate. Upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is two percentage points (2.0%) above the rate that would otherwise be applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest provided in this Section 2.4(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
2.5    Fees. Borrower shall pay to Bank:
(a)    Commitment Fee. A fully earned, non‑refundable commitment fee equal to one percent (1.00%) of the Revolving Line, on the Effective Date;
(b)    Termination Fee. Upon termination of this Agreement by Borrower for any reason (or upon the acceleration of the Obligations in accordance with Section 9.1 hereof) prior to the first anniversary of the Effective Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;
(c)    Unused Revolving Line Facility Fee. Payable quarterly in arrears on the first day of each calendar quarter occurring after the Effective Date and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to thirty-five hundredths of one percent (0.35%) per annum of the average unused portion of the Revolving Line, as determined by Bank (which determination shall, absent manifest error in calculation, be presumed correct).  The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line Advances outstanding;
(d)    Bank Expenses. All Bank Expenses incurred through and after the Effective Date, when due (or, if no stated due date, within 10 days of written demand by Bank).
(e)    Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.5 pursuant to the terms of Section 2.6(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.5.
2.6    Payments; Application of Payments; Debit of Accounts.
(a)    All payments of fees, Bank Expenses, principal and/or interest to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)    Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
(c)    Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.
2.7    Withholding. Payments received by Bank from Borrower under any Loan Document will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. To the extent Bank is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, Bank shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if Bank is not legally entitled to complete, execute or deliver such documentation or, in Bank’s reasonable judgment, such completion, execution or submission would subject Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Bank. Without limiting the generality of the foregoing, in the event that Borrower is a Person that is a “United States person” as defined in Section 7701(a)(30) of the IRS Code, Bank shall deliver to Borrower upon the reasonable request of Borrower, executed originals of IRS Form W-9 certifying that Bank is exempt from U.S. federal backup withholding tax. The agreements and obligations of Borrower contained in this Section 2.7 shall survive the termination of this Agreement.
2.8    Termination or Reduction of the Revolving Line. Subject to payment of the termination fee set forth in Section 2.5(b), if applicable, Borrower shall have the right, upon not less than three (3) Business Days’ written notice delivered to Bank, to permanently terminate the Revolving or, from time to time, to reduce the amount of the Revolving Line; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Advances to be made on the effective date thereof the amount of the Advances then outstanding would exceed the Revolving Line. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple in excess thereof (or, if the then Revolving Line is less than $1,000,000, such lesser amount), and shall reduce permanently the Revolving Line then in effect; provided that, if in connection with any such reduction or termination of the Revolving Line a LIBOR Advance is prepaid on any day other than the last day of the Interest Period applicable thereto, Borrower shall also pay any amounts owing pursuant to Section 3.6(c). All interest and fees accrued until the effective date of any termination or reduction of the Revolving Line shall be paid on the effective date of such termination or reduction.
3.    CONDITIONS OF LOANS
3.1    Conditions Precedent to Initial Advance. Bank’s obligation to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank the following (it being understood that where signatures are required to be provided, such signatures may be in pdf form provided that original signature pages are delivered to Bank within two (2) Business Days of the Closing Date):
(a)    duly executed signatures to this Agreement, the IP Agreement, the Guaranty, the Perfection Certificate, and any note, or notes or other guaranties executed by any Credit Party on the Closing Date;
(b)    [Reserved]
(c)    the Operating Documents and long-form good standing certificates of each Credit Party certified by the Secretary of State (or equivalent agency) of such Credit Party’s jurisdiction of organization or formation, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(d)    duly executed signatures to the completed Borrowing Resolutions for each Credit Party;
(e)     certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any Code termination statements) that the Liens indicated in any such financing statements (other than Permitted Liens) have been or, in connection with the initial Advance, will be terminated or released;
(f)    opinions of counsel to the Credit Parties dated as of the Effective Date together with the duly executed signatures thereto;
(g)    evidence satisfactory to Bank that the insurance policies (other than in respect of the endorsements thereto which shall be delivered pursuant to Section 6.14(b)) required by Section 6.6 hereof are in full force and effect; and
(h)    payment of the fees and Bank Expenses then due, in each case, as specified in Section 2.5 hereof.
3.2    Conditions Precedent to all Advances. Bank’s obligations to make each Advance, including the initial Advance, is subject to the following conditions precedent:
(a)    timely receipt of an executed Notice of Borrowing (which Notice of Borrowing will not be required if such Advance is made to satisfy Obligations which have become due);
(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Notice of Borrowing and on the Funding Date of each Advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
(c)    no Event of Default shall have occurred and be continuing or result from the Advance.
3.3    Conditions Precedent. Borrower acknowledges and agrees that each item specified in Sections 3.1 and 3.2 are required to be delivered to Bank under this Agreement as a condition precedent to the initial Advance, and that each item specified in Section 3.2 is required to be delivered to Bank under this Agreement as a condition precedent to any Advance (other than the Initial Advance). Borrower expressly agrees that Bank’s funding of any Advance in the absence of a required item shall be in Bank’s sole discretion.
3.4    Procedures for Borrowing.
(f)    Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by facsimile or electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any Advances is necessary to meet Obligations which have become due. Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Eastern time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the requested Funding Date; (3) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (4) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.
(g)     On the Funding Date, Bank shall credit proceeds of an Advance to the Designated Deposit Account requested with respect to the Advance and, thereafter, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing (provided such transfer constitutes a Permitted Transfer hereunder). No Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance, until the related funds have been deposited in the applicable Designated Deposit Account.
3.5    Conversion and Continuation Elections.
(d)    So long as (i) no Event of Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

(1)	elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;

(2)	elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or

(3)	elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date into Prime Rate Advances.
(e)    Borrower shall deliver a Notice of Conversion/Continuation by facsimile or electronic mail to be received by Bank prior to 12:00 p.m. Eastern time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:

(1)	proposed Conversion Date or Continuation Date;

(2)	aggregate amount of the Advances to be converted or continued as LIBOR Advances;

(3)	nature of the proposed conversion or continuation; and

(4)	if the resulting Advance is to be a LIBOR Advance, the duration of the requested Interest Period.
(f)    If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have failed to timely select a new Interest Period to be applicable to such LIBOR Advances or request to convert a LIBOR Advance into a Prime Rate Advance, Borrower shall be deemed to have elected, to convert such LIBOR Advances into Prime Rate Advances.
(g)    Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) an Event of Default exists, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the Revolving Line. Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, debit the Designated Deposit Account or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to this Section 3.5(d).
(h)    Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.
3.6    Special Provisions Governing LIBOR Advances.
(a)    Determination of Applicable Interest Rate. As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be presumed correct, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing (by facsimile or electronic mail) or by telephone confirmed in writing (by facsimile or electronic mail)) to Borrower.
(b)    Inability to Determine Applicable Interest Rate. In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to the commencement of any Interest Period in respect of any LIBOR Advance, that by reason of circumstances affecting the London interbank, (i) dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such requested Loan or conversion or continuation, as applicable, (ii) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (c) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Bank (as conclusively certified by Bank) of making or maintaining the affected LIBOR Advances during such Interest Period, Bank shall on such date give notice (by facsimile or electronic mail or by telephone confirmed in writing (by facsimile or electronic mail)) to Borrower of such determination, whereupon (i) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist (which notice shall be delivered as soon as practicable after the relevant circumstances have ceased to be applicable), (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Advances in respect of which such determination was made shall be deemed to be rescinded by Borrower (unless requested in writing by Borrower to constitute a Notice of Borrowing or Notice of Conversion/Continuation to make Prime Rate Advances) and (iii) any outstanding LIBOR Advances shall be converted, on the last day of the then-current Interest Period, to Prime Rate Advances.
(c)    Compensation for Breakage or Non-Commencement of Interest Periods. If (i) for any reason, other than a default by Bank, a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) any complete or partial principal payment or reduction of a LIBOR Advance, or any conversion of any LIBOR Advance, occurs on a date prior to the last day of an Interest Period applicable to that LIBOR Advance, including due to voluntary or mandatory prepayment or acceleration, then, in each case, Borrower shall compensate Bank, upon written request by Bank, for all losses and expenses incurred by Bank in an amount equal to the excess, if any, of:

(4)
(A)    the amount of interest that would have accrued on the amount (1) not borrowed, converted or continued as provided in clause (i) above, or (2) paid, reduced or converted as provided in clause (ii) above, for the period from (y) the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, to (z) in the case of a failure to borrow, convert or continue as provided in clause (i) above, the last day of the Interest Period that would have commenced on the date of such borrowing, conversion or continuing but for such failure, and in the case of a payment, reduction or conversion prior to the last day of an Interest Period applicable to a LIBOR Advance as provided in clause (ii) above, the last day of such Interest Period, in each case at the applicable rate of interest or other return for such LIBOR Advance(s) provided for herein (excluding, however, the LIBOR Rate Margin included therein, if any), over

(5)
(B)    the interest which would have accrued to Bank on the applicable amount provided in clause (A) above through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate on the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, for a period equal to the remaining period of such applicable Interest Period provided in clause (A) above.

Bank’s request shall set forth, in reasonable detail, the manner and method of computing such compensation and such determination as to such compensation shall be presumed correct and conclusive absent manifest error.
(d)    Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to Bank under this Section 3.6 and under Section 3.7 shall be made as though Bank had actually funded each relevant LIBOR Advance through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.6 and under Section 3.7.
(e)    Additional LIBOR Advances After Default. After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Advance and (ii) subject to the provisions of Section 3.6(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances referred to therein as Prime Rate Advances.
3.7    Additional Requirements/Provisions Regarding LIBOR Advances.
(a)    Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any LIBOR Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:
(i)    changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any LIBOR Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);
(ii)    imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any LIBOR Advances or any deposits referred to in the definition of LIBOR); or
(iii)    imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).
Bank will notify Borrower of any event occurring after the Effective Date which will entitle Bank to compensation pursuant to this Section 3.7(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth, in reasonable detail, the basis and amount of each request by Bank for compensation under this Section 3.7(a). Determinations and allocations by Bank for purposes of this Section 3.7(a) of the effect of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Advances, of making or maintaining LIBOR Advances, or on amounts receivable by it in respect of LIBOR Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be presumed correct and conclusive absent manifest error.
(b)    If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within five (5) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section 3.7(b) and setting forth, in reasonable detail, the additional amount or amounts to be paid to it hereunder shall be presumed correct and conclusive absent manifest error.
Notwithstanding anything to the contrary in this Section 3.7, Borrower shall not be required to compensate Bank pursuant to this Section 3.7(b) for any amounts incurred more than nine (9) months prior to the date that Bank notifies Borrower of Bank’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of Borrower arising pursuant to this Section 3.7(b) shall survive the Revolving Line Maturity Date, the termination of this Agreement and the repayment of all Obligations.
(c)    If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform Bank’s obligations hereunder, upon demand by Bank, Borrower shall prepay the LIBOR Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.6(c)(ii)). Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.6(c)(ii), to (i) rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above.
4.    CREATION OF SECURITY INTEREST
4.1    Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
Notwithstanding any of the other provisions set forth in this Agreement or the other Loan Documents, this Agreement shall not constitute a grant of a security interest in (a) any Excluded Assets or (b) any other property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except (i) to the extent that the terms in such contract, license, instrument or other document providing for such prohibition, breach, default or termination, or requiring such consent are not permitted under the terms and conditions of this Agreement or (ii) to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences; provided, further that the exclusions referred to in this paragraph shall not include any proceeds , substitutions or replacements of any such contract, license, agreement, instrument or other document, unless any assets constituting such proceeds are themselves subject to the exclusions set forth above in this paragraph (the collateral excluded pursuant to clauses (a) and (b), collectively, the “Excluded Collateral”).
Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens).
Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are Paid In Full. When the Obligations (other than inchoate indemnity obligations) are Paid In Full, Bank shall, at the sole cost and expense of Borrower, promptly release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event any Subsidiary ceases to be a Credit Party (other than by virtue of an amalgamation, merger or consolidation with and into any other Credit party) in any transaction permitted by this Agreement, Bank shall, at the sole cost and expense of Borrower, promptly release its Liens in the Collateral of such former Credit Party and release such former Credit Party from the Guaranty.
4.2    Priority of Security Interest. Borrower represents, warrants, and covenants to Bank that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens).
4.3    Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s Lien hereunder and under the other Loan Documents. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
5.    REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Bank as follows:
5.1    Due Organization, Authorization; Power and Authority. Each Credit Party is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on such Credit Party’s business. All information set forth on the Perfection Certificate pertaining to the Credit Parties and each of their Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If any Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with such Credit Party’s organizational identification number.
The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) violate any of such Credit Party’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable to such Credit Party, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which any Credit Party or any of their Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from any Governmental Authority, in each case, to be made, obtained or taken by any Credit Party, except such Governmental Approvals which have already been obtained and are in full force and effect or (v) violate, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which any Credit Party or Subsidiary is bound. No Credit Party or Subsidiary is in default under any agreement to which it is a party or by which it is bound in which the default would reasonably be expected to result in a Material Adverse Change.
5.2    Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. No Credit Party has Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the term of Section 6.7.
No Collateral (other than Inventory on consignment with third parties or related distributors in the ordinary course of business) in excess of $250,000 is in the possession of any third party bailee (such as a warehouse) except (a) as otherwise provided in the Perfection Certificate or (b) any such Collateral that is subject to a bailee agreement in form and substance reasonably satisfactory to Bank.
Each Credit Party is the sole owner of all Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) Intellectual Property licensed to such Credit Party. Each Patent which it owns or purports to own and which is material to the business of the Credit Parties and their Subsidiaries is valid and enforceable, and no part of the Intellectual Property which any Credit Party owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to result in a Material Adverse Change.
5.3    Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against any Credit Party or any of their Subsidiaries that has caused or could reasonably be expected to cause a Material Adverse Change.
5.4    Financial Statements; Financial Condition. All consolidated financial statements for Ultimate Parent and its consolidated Subsidiaries delivered to Bank pursuant to clauses (a) and (d) of Section 6.2 fairly present in all material respects Ultimate Parent’s consolidated financial condition and Ultimate Parent’s consolidated results of operations as at such date and for such periods. Since December 31, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Change.
5.5    Solvency. The Credit Parties, taken as a whole and after giving effect to the incurrence of all Obligations being incurred in the Loan Documents, are Solvent.
5.6    Regulatory Compliance. No Credit Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Credit Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Credit Party (a) has complied in all material respects with all material Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Change. No Credit Party’s properties or assets have been used by any Credit Party or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Credit Party has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.
5.7    Subsidiaries; Investments. The Credit Parties do not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.
5.8    Tax Returns and Payments; Pension Contributions. Each Credit Party has timely filed all material required tax returns and reports, and each Credit Party has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Credit Parties except to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.
To the extent any Credit Party defers payment of any contested material taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any Credit Party for any prior tax years which could result in material additional taxes becoming due and payable by the Credit Parties. Each Credit Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Credit Party has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of any Credit Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
5.9    Use of Proceeds. Borrower shall use the proceeds of the Advances solely as working capital and to fund its general business requirements, including in respect of Permitted Acquisitions, and not for personal, family, household or agricultural purposes.
5.10    Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which such statements were made; provided, however, that projections, forecasts and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Ultimate Parent or Borrower to be reasonable at the time made, it being recognized by Bank that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected or forecasted results set forth therein by a material amount.
5.11    Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to a Credit Party’s knowledge or awareness, to the “best of” a Credit Party’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
6.    AFFIRMATIVE COVENANTS
Ultimate Parent, Holdings and Borrower shall, and shall cause each of their respective Subsidiaries (other than Immaterial Subsidiaries) to, do all of the following:
6.1    Government Compliance.
(h)    Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Change. Holdings and Borrower shall comply, and have each Subsidiary comply, in all material respects, with all material laws, ordinances and regulations to which it is subject.
(i)    Obtain all of the Governmental Approvals necessary for the performance by the Credit Parties of their obligations under the Loan Documents to which they are a party and the grant of a security interest to Bank in all of its property.
6.2    Financial Statements, Reports, Certificates. Provide Bank with the following:
(i)    Quarterly Financial Statements. Commencing with the fiscal quarter ending March 31, 2015, as soon as available, but no later than forty-five (45) days after the last day of each of the first three fiscal quarters in each fiscal year, a company prepared consolidated balance sheet and income statement covering Ultimate Parent and each of its consolidated Subsidiary’s operations for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Bank (the “Quarterly Financial Statements”);
(j)    Quarterly Compliance Certificate. Together with the Quarterly Financial Statements and the Annual Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying, as of the end of such fiscal quarter of fiscal year, as to whether the Credit Parties were in compliance with all of the terms and conditions of this Agreement, and, if a Default or Event of Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and setting forth calculations of the financial covenants set forth in Section 6.8;
(k)    Annual Operating Budget and Financial Projections. Within ninety (90) days after the end of each fiscal year of Ultimate Parent, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Ultimate Parent and its consolidated Subsidiaries, and (ii) annual financial projections for the following fiscal year (on an annual basis) as certified by the Borrower’s Chief Financial Officer, together with any related business forecasts used in the preparation of such annual financial projections (and all updates thereto made by the Credit Parties after delivery thereof to Bank);
(l)    As soon as available, but no later than ninety (90) days after the last day of Ultimate Parent’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Deloitte LLP or such other independent certified public accounting firm reasonably acceptable to Bank (the “Annual Financial Statements”);
(m)    Other Statements. Within ten (10) days of delivery, copies of all statements, reports and notices made available to the security holders of any Credit Party or to any holders of Subordinated Debt of any Credit Party not otherwise required to be furnished to Bank pursuant to any other provision of this Section 6.2;
(n)    SEC Filings. In the event that any Credit Party becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents; and
(o)    Governmental Correspondence. Within five (5) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of any material Governmental Approvals or material Requirements of Law.
6.3    Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Credit Party that could result in damages or costs to the Credit Parties of, individually or in the aggregate, that could reasonably be expected have a Material Adverse Change; and
(f)    Other Financial Information. Other financial information reasonably requested by Bank.
6.4    Collection of Accounts. Each Credit Party shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account (with respect to check receipts), the Designated Deposit Account (with respect to ACH and money wires or transfers) or such other “blocked account” as may be specified by Bank pursuant to a blocked account agreement in form and substance reasonably satisfactory to Bank. Notwithstanding the foregoing, with respect to accounts located at Bank or its Affiliates, the Credit Parties shall make good faith efforts to provide such directions following closing provided that such directions shall in no event be delivered later than the one (1) year anniversary of the Effective Date.
6.5    Taxes; Pensions. Timely (a) file (taking into account any applicable extensions), and require each of its Subsidiaries to timely file (taking into account any applicable extensions), all material tax returns and reports required to be filed by it and timely pay (taking into account any applicable extensions), and require each of its Subsidiaries to timely pay (taking into account any applicable extensions), all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Parent and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and (b) pay all amounts necessary to fund all material obligations in respect of all present pension, profit sharing and deferred compensation plans in accordance with their terms.
6.6    Insurance.
(a)    Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank. All property policies providing coverage in respect of any Collateral shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies providing coverage in respect of any Collateral shall show, or have endorsements showing, Bank as an additional insured.
(b)    Ensure that proceeds payable in respect of any Collateral under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000) with respect to any loss, but not exceeding One Million Dollars ($1,000,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest (subject to Permitted Liens), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.
(c)    At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.6 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section 6.6 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.6, and take any action under the policies Bank reasonably deems prudent.
6.7    Operating Accounts.
(a)    Maintain Holdings’ and all of its Subsidiaries’ (excluding Immaterial Subsidiaries) primary operating and other primary deposit accounts and primary securities accounts with Bank and Bank’s Affiliates at all times after the one (1) year anniversary of the Effective Date. Maintain the Designated Deposit Account with Bank at all times on and after the Effective Date. Holdings shall use good faith efforts to move all non-primary operating and other non-primary deposit accounts and non-primary securities accounts (excluding accounts with aggregate deposits not exceeding Three Hundred Thousand Dollars ($300,000) individually or One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate) maintained by Holdings and its Subsidiaries (excluding Immaterial Subsidiaries) with banks or other financial institutions other than Bank and Bank’s Affiliates to Bank and Bank’s Affiliates within one (1) year of the Effective Date.
(b)    Provide Bank five (5) days’ prior written notice before establishing any Collateral Account in the United States with a value in excess of Three Hundred Thousand Dollars ($300,000) at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account in the United States with a value in excess of Three Hundred Thousand Dollars ($300,000) that any Credit Party at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to accounts constituting Excluded Assets. At no time shall the Credit Parties maintain Collateral Accounts that are not subject to a Control Agreement in favor of Bank or otherwise subject to a Lien in favor of Bank with aggregate deposits in excess of One Million Five Hundred Thousand Dollars ($1,500,000).
6.8    Financial Covenants. Comply with the financial covenants set forth on Exhibit E hereto.
6.9    Protection and Registration of Intellectual Property Rights; Commercial Tort Claims.
(a)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to the business of the Credit Parties to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
(b)    To the extent not already disclosed in writing to Bank, if any Credit Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, in each case, in the United States, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark in each case, in the United States, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may reasonably request to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If any Credit Party decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least seven (7) days prior written notice of such Credit Party’s intent to register such Copyrights or mask works together with a listing of the Copyrights or mask works it intends to register with the United States Copyright Office; (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, in each case, in the United States, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.
(c)    If a Credit Party shall acquire a commercial tort claim in excess of Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall promptly notify Bank in a writing signed by the applicable Credit Party of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.
6.10    Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, each Credit Party and its officers, employees and agents and each Credit Party’s Books, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to any Credit Party.
6.11    Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy each Credit Party’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.
6.12    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, (i) at any time that Ultimate Parent or any of its Domestic Subsidiaries forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary, in each case, other than an Immaterial Subsidiary, after the Effective Date, the Credit Parties shall, (a) cause such new Domestic Subsidiary to provide to Bank a joinder to the Loan Documents to cause such Domestic Subsidiary to become a Credit Party hereunder or a Guarantor of the obligations of Borrower hereunder (as determined by Bank in its reasonable discretion), together with such appropriate documents, all in form and substance reasonably satisfactory to Bank, necessary to grant Bank a first priority Lien (subject to Permitted Liens) in and to any Collateral of such newly formed or acquired Domestic Subsidiary, (b) provide to Bank such amendment(s) to the Loan Documents to cause the pledge of 100% of the capital stock of such Domestic Subsidiary as Collateral and deliver to Bank appropriate an stock certificates, stock powers, and financing statements pledging 100% of the capital stock of such Domestic Subsidiary and (c) provide to Bank, in form and substance reasonably satisfactory to Bank, any officers’ certificates, resolutions and financing statements and, if requested by Bank, opinions of counsel reasonably satisfactory to Bank, which in Bank’s opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above and (ii) at any time that Ultimate Parent or any of its Domestic Subsidiaries forms any direct or indirect Foreign Subsidiary or acquires any direct or indirect Foreign Subsidiary, in each case, other than an Immaterial Subsidiary, after the Effective Date, the Credit Parties shall, provide to Bank such amendment(s) to the Loan Documents to cause the pledge of 66% of the voting capital stock of such Foreign Subsidiary owned by Ultimate Parent or a Domestic Subsidiary of Ultimate Parent, in each case, other than an Immaterial Subsidiary, as Collateral and deliver to Bank appropriate stock certificates and stock powers (if certificated), and financing statements pledging 66% of the voting capital stock of such Foreign Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.12 shall be a Loan Document. Notwithstanding the foregoing, in the event that the Credit Parties make an Investment in any Non-Wholly-Owned Subsidiary, the Credit Parties shall not be required to comply with the provisions of this Section 6.12; provided, however, that at no time shall the aggregate amount of all such Investments in Non-Wholly-Owned Subsidiaries exceed Ten Million Dollars ($10,000,000).
6.13    Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.
6.14    Post-Closing Conditions Subsequent. Satisfy each of the conditions subsequent to the Closing Date specified in this Section 6.14 to the reasonable satisfaction of Bank, in each case by no later than the date specified for such condition below (or such later date as Bank shall agree in its sole discretion):
(a)    Cause to be delivered to Bank by no later than the earlier to occur of (i) 90 days from the Effective Date or (ii) 45 days from the date of the initial Advance, a landlord’s consent in favor of Bank by the respective landlords of the following locations, together with the duly executed signatures thereto: 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209, 4800 Early Road, Mt. Crawford, Virginia 22841 and 200 Baker Avenue, Suite 315, Concord, Massachusetts 01742;
(b)    Cause to be delivered to Bank by no later than the date occurring thirty (30) days after the Closing Date, endorsements in favor of Bank evidencing that the lender loss payable and/or additional insured clauses in favor of Bank in respect of the insurance policies required by Section 6.6 hereof are in full force and effect;
(c)    Cause the delivery to Bank by no later than the date occurring two (2) Business Days after the Closing Date, the originally executed signature pages of the parties to any of the agreements, opinions and other documents referenced in Section 3.1 (including any such signature pages to this Agreement and each of the other Loan Documents) in respect of which Bank, as an accommodation to the Loan Parties, has agreed to accept copies of such signature pages for purposes of the closing of this Agreement and the other Loan Documents;
(d)    Cause to be delivered to Bank by no later than the date occurring thirty (30) days after the Closing Date, Control Agreements with the following banks: HSBC-US, Bank of America, N.A., and Bridge Bank; and
(e)    Cause to be delivered to Bank by no later than the date occurring thirty (30) days after the Closing Date, evidence of the pledge to Bank of 66% of the equity interests of Rosetta Stone GmbH.
7.    NEGATIVE COVENANTS
Ultimate Parent, Holdings and Borrower shall not, nor shall they permit any of their Subsidiaries (other than any Immaterial Subsidiary except as provided herein) to, do any of the following without Bank’s prior written consent:
7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers. For avoidance of doubt, each of (i) the creation, incurrence, allowance, or sufferance of a Lien constituting a Permitted Lien, (ii) the payment or making of an Investment constituting a Permitted Investment, (iii) the payment of a dividend or making of any distribution or payment or redemption, retirement, or repurchase of capital stock permitted by Section 7.7 hereof, and (iv) the occurrence of a transaction permitted by Section 7.3, shall not, in and of itself, constitute a Transfer for purposes of this Section 7.1.
7.2    Changes in Business, Ownership, or Business Locations. (a) Engage in any material business other than the businesses currently engaged in by Ultimate Parent and its Subsidiaries (excluding Immaterial Subsidiaries), as applicable, or reasonably related thereto (including, without limitation, learning and other self-improvement concepts); (b) liquidate or dissolve; or (c) permit or suffer any Change in Control.
No Credit Party shall, without at least fifteen (15) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in assets or property) or deliver any portion of the Collateral (other than Inventory consigned at third party retail locations in the ordinary course of business) valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, (5) change any organizational number (if any) assigned by its jurisdiction of organization, or (6) process the billing and collection of accounts receivable of the Credit Parties at any location except such locations owned by the Credit Parties or locations which are subject to a landlord waiver/access agreement in favor of Bank. If any Credit Party intends to deliver any portion of the Collateral (other than Inventory consigned at third party retail locations or related distributors in the ordinary course of business) valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.
7.3    Mergers or Acquisitions. Except in connection with Permitted Acquisitions, merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary). A Subsidiary that is a Credit Party may merge or consolidate into another Subsidiary that is a Credit Party or into Borrower. A Subsidiary that is not a Credit Party may merge or consolidate into another Subsidiary that is not a Credit Party or into a Subsidiary that is a Credit Party Borrower (provided such Credit Party or Borrower is the survivor of such merger or consolidation).
7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.
7.5    Encumbrances. (a) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, (b) permit any Collateral not to be subject to the first priority security interest granted pursuant to the Loan Documents, except for Permitted Liens, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Credit Party or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Credit Party’s or any Subsidiary’s Intellectual Property, except, in the case of the immediately preceding clauses (a), (b), and (c), as is otherwise permitted in Section 7.1 hereof, clause (l) of the definition of Permitted Indebtedness or the definition of “Permitted Liens” herein.
7.6    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.7 hereof.
7.7    Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock (or in cash in respect of fractional shares thereof); (iii) Borrower may repurchase the stock of current or former employees, directors or consultants so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Three Hundred Thousand Dollars ($300,000) per fiscal year; (iv) pay dividends or make a distribution to its stockholders or repurchase capital stock of Ultimate Parent for purposes of maintaining such capital stock as treasury stock, provided immediately before and after giving effect to such dividend or distribution or stock repurchase, the Credit Parties have at least Twenty Five Million Dollars ($25,000,000) on deposit in Collateral Accounts that are subject to a Control Agreement in favor of Bank or otherwise subject to a Lien in favor of Bank; and (v) Subsidiaries of Ultimate Parent may pay dividends to other Subsidiaries of Ultimate Parent provided that a Credit Party is the ultimate recipient of such dividends, or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments,.
7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Credit Party, except for (a) intercompany transactions permitted hereunder, (b) compensation and reimbursement of expenses of employees, officers and directors in the ordinary course of business and (c) other transactions that are in the ordinary course of the Credit Party’s business, upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in an arm’s length transaction with a non-affiliated Person.
7.9    Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof (other than for reasonable and customary fees, expenses, or prepayment fee or premiums incurred in connection with any refinancing thereof), provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.
7.10    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Advance for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on the business of the Credit Parties; or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on the business of the Credit Parties, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of any Credit Party, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
8.    EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Advance when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Advance will be made during the cure period);
8.2    Covenant Default.
(d)    Any Credit Party fails or neglects to perform any obligation in Sections 6.2 (and has failed to cure such default within three (3) Business Days), 6.3 (and has failed to cure such default within three (3) Business Days), 6.4, 6.5 (and has failed to cure such default within ten (10) Business Days), 6.6 (and has failed to cure such default within ten (10) Business Days), 6.7 (and has failed to cure such default within three (3) Business Days), 6.8, 6.11, 6.12 (and has failed to cure such default within ten (10) Business Days) or 6.14 or violates any covenant in Section 7; or
(e)    Any Credit Party fails to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by the Credit Party be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Credit Party shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Advances shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;
8.3    Attachment; Levy; Restraint on Business.
(a)     (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or any Subsidiary of a Credit Party (other than any Immaterial Subsidiary) in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (ii) a notice of lien or levy is filed against any Credit Party’s assets in excess of Two Hundred Fifty Thousand Dollars ($250,000) by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Advances shall be made during any thirty (30) day cure period; or
(b)     (i) any material portion of a Credit Party’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Credit Party from conducting all or any material part of its business;
8.4    Insolvency. (a) any Credit Party is unable to pay its debts (including trade debts) as they become due; (b) any Credit Party or begins an Insolvency Proceeding or any Subsidiary of Ultimate Parent begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against any Credit Party or any Subsidiary of Ultimate Parent and is not dismissed or stayed within forty-five (45) days (but no Advances shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
8.5    Other Agreements. There is, under any agreement to which any Credit Party is a party with a third party or parties, any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Million Dollars ($1,000,000);
8.6    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) (not covered by independent third-party insurance as to which liability has not been disputed by such insurance carrier) shall be rendered against any Credit Party by any Governmental Authority, and the same are not, within thirty (30) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Advances will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);
8.7    Misrepresentations. Any Credit Party makes any representation or warranty in this Agreement or any Loan Document that is incorrect in any material respect when made;
8.8    Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt in a principal amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Credit Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall fail for any reason to be subordinated on the terms set forth in the document evidencing such Subordinated Debt; or
8.9    Guaranty. Any Guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (other than by means of the dissolution or Transfer of a Guarantor in a transaction permitted by the terms of the Loan Documents).
9.    BANK’S RIGHTS AND REMEDIES
9.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:
(f)    declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.4 occurs all Obligations are immediately due and payable without any action by Bank);
(g)    stop advancing money or extending credit for Borrower’s benefit under the Loan Documents;
(h)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;
(i)    terminate any FX contracts;
(j)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
(k)    apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
(l)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
(m)    place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(n)    demand and receive possession of Credit Party’s Books; and
(o)    exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
9.2    Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank, effective at any time an Event of Default has occurred and is continuing, as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Advances hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been Paid In Full.
9.3    Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.6 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with prompt written notice of Bank obtaining such insurance at the time it is obtained or making such payment. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
9.4    Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
9.5    Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices and the Code regarding the safekeeping of the Collateral in the possession or under the control of Bank, (a) Bank shall not be liable or responsible for (i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; (iii) any diminution in the value of the Collateral; or (iv) any act or default of any carrier, warehouseman, bailee, or other Person and (b) Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6    No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.7    Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
10.    NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.
If to Borrower:    Rosetta Stone Ltd.
    1919 North Lynn Street, 7th Floor
Arlington, Virginia 22209
Attn:     Chief Financial Officer & General Counsel
    Fax:     (703) 439-2676
    Email:      Legal@Rosettastone.com

With a copy to:    Fulbright & Jaworski LLP
    Fulbright Tower
1301 McKinney Street
    Houston, Texas 77010
    Attn:    Brian Fenske
    Fax:    (713) 651-5246

If to Bank:    Silicon Valley Bank
    275 Grove Street, Suite 2-200
    Newton, Massachusetts 02466
Attn:     Will Deevy
    Fax:     (617) 969-4395
    Email:     wdeevy@SVB.com

With a copy to:    Riemer & Braunstein LLP
    Three Center Plaza
    Boston, Massachusetts 02108
    Attn:    Charles W. Stavros, Esquire
    Fax:    (617) 880-3456
    Email:    cstavros@riemerlaw.com
11.    CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE
Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Borough of Manhattan in the State of New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower and Bank expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower and Bank hereby waive any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower and Bank hereby waive personal service of the summons, complaints, and other process issued in such action or suit and agree that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the other party at the address set forth in, or subsequently provided by such party in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
This Section 11 shall survive the termination of this Agreement.
12.    GENERAL PROVISIONS
12.1    Termination Prior to Revolving Line Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been Paid In Full. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with the definition of “Paid in Full”), this Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
12.2    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, with the consent of Borrower (such consent not to be unreasonably withheld and provided that no such consent shall be applicable at any time an Event of Default has occurred and is continuing), to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that Bank shall not sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents to any Person that is not a “United States person” as defined in Section 7701(a)(30) of the IRS Code without the prior consent of Borrower (which consent may be exercised in Borrower’s sole discretion). The Bank, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each assignment and assumption delivered to it in connection with the assignment of any portion of the Advances by the Bank, along with a register for the recordation of the names and addresses of the assignees, and the principal amounts (and stated interest) of the Advances owing to, each lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Bank shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower, the Bank and any assignee, at any reasonable time and from time to time upon reasonable prior notice.
12.3    Indemnification.
(d)    General Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Affiliate of Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.
(e)    Judgment Currency; Currency Indemnification. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Bank could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower with respect to any such sum due from it to Bank hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Bank of any sum adjudged to be so due in the Judgment Currency, Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Bank from Borrower in the Agreement Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Bank against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Bank in such currency, Bank agrees to promptly return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under applicable law).
This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.6    Dodd-Frank/Basel Committee.    For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted or issued.
12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.9    Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information and agrees to keep confidential all non-public information provided to it on or behalf of any Credit Party or their respective Subsidiaries, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates in connection with the transactions contemplated herein (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Advances provided such prospective transferees or purchasers agree in writing to be bound to confidentiality on substantially the same terms of this provision; (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting , and for any other uses not expressly prohibited in writing by Borrower.  The provisions of the immediately preceding sentence shall survive termination of this Agreement.
12.10    Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
12.12    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.13    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.14    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.15    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
13.    DEFINITIONS
13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” is any “account” as defined in the Code, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
“Account Debtor” is any “account debtor” as defined in the Code.
“Adjusted EBITDA” means GAAP Net Income plus Interest Expense (less interest income), income tax benefit and expense, depreciation, amortization and stock-based compensation expense, other non-operating expense (less other income) (as such amount is shown on the “Other income and (expense)” line item below the operating income line in the Ultimate Parent's relevant income statement, determined in accordance with GAAP), goodwill impairment plus the change in Deferred Revenue (excluding acquired Deferred Revenue) less the change in deferred commissions, and excluding any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs and transaction and other costs associated with mergers and acquisitions, as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.
“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line, including any Overadvance.
“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” is defined in the preamble hereof.
“Agreement Currency” is defined in Section 12.3(b).
“Annual Financial Statements” is defined in Section 6.2(d).
“Authorized Signer” is any individual listed in the certificate attaching a Credit Party’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Notice of Borrowing or other Advance request, on behalf of such Credit Party.
“Availability Amount” is (a) the Revolving Line minus (b) the outstanding principal balance of any Advances.
“Bank” is defined in the preamble hereof.
“Bank Entities” is defined in Section 12.9.
“Bank Expenses” are all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses (which shall be limited to one outside counsel in connection with the preparation and negotiation of the Loan Documents)) or otherwise incurred with respect to Borrower or any other Credit Party for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings).
“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to any Credit Party or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).
“Borrower” is defined in the preamble hereof.
“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors or equivalent governing body (and, if required under the terms of such Person’s Operating Documents, equity interest holders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary or assistant secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Notice of Borrowing or other Advance request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.
“Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in the State of New York, California or Virginia are authorized or required by law or other governmental action to close, except that if any determination of a “Business Day” shall relate to a LIBOR Advance, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.
“Capital Lease” means “in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder other than any Operating Lease.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a rating of either A-2 from either Standard & Poor’s Ratings Group or P-2 from Moody’s Investors Service, Inc.; (c) certificates of deposit and other similar deposits issued by Bank or any other commercial bank organized under the laws of the United States or any State thereof having combined capital and surplus of not less than $500,000,000 maturing no more than one (1) year after issue; (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition; and (e) investments by Foreign Subsidiaries in (i) bank accounts and cash management facilities maintained in the country in which such Foreign Subsidiary maintains its chief executive office and (ii) such investments as are comparable to the cash equivalents described in clauses (a) through (d) above that are customary investments for entities in such jurisdictions and that are consistent with the goal of preservation of capital.
“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of a Credit Party, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Ultimate Parent, Holdings or Borrower, representing thirty-five percent (35%) or more of the combined voting power of Ultimate Parent’s, Holdings’ or Borrower’s then outstanding securities; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Ultimate Parent, Holdings or Borrower (together with any new directors whose election by the Board of Directors of Ultimate Parent, Holdings or Borrower was approved by a vote of not less than two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Ultimate Parent ceases to own, directly or indirectly, 100% of the capital stock of each other Credit Party.
“Claims” is defined in Section 12.3(a).
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A, subject to Section 4.1 hereof.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
“Commodity Account” is any “commodity account” as defined in the Code.
“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) all obligations of the kind referred to in clauses (a) through (f) of the definition of Indebtedness; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Continuation Date” means any date on which Borrower continues a LIBOR Advance into a LIBOR Advance with another Interest Period.
“Control Agreement” is any control agreement entered into among the depository institution at which a Credit Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Credit Party maintains a Securities Account or a Commodity Account, such Credit Party, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Conversion Date” means any date on which Borrower converts a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.
“Copyrights” are any and all U.S. copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Party” means Holdings, Borrower, and each Guarantor.
“Credit Party’s Books” are all books and records including ledgers, federal and state tax returns, records regarding any Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.
“Current Liabilities” are all Obligations of Borrower to Bank, plus, without duplication, the aggregate amount of total liabilities of Ultimate Parent and its Subsidiaries that mature within one (1) year, minus Deferred Revenue.
“Default Rate” is defined in Section 2.4(e).
“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.
“Deposit Account” is any “deposit account” as defined in the Code.
“Designated Deposit Account” is the deposit account denominated in Dollars numbered XXXXXX6289 maintained by Borrower with Bank.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other Currency, regardless of whether that Currency uses the “$” sign to denote its Currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is a created or organized under the laws of the United States, any State thereof or the District of Columbia.
“Effective Date” is defined in the preamble hereof.
“Equipment” is all “equipment” as defined in the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.
“Event of Default” is defined in Section 8.
“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Excluded Assets” means:
(a) property owned by any Credit Party on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation not prohibited by the terms of the Loan Documents if the contract or other agreement pursuant to which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such property and proceeds of such property;
(b)    any real property interests of any Credit Party;
(c)    motor vehicles and other equipment covered by certificates of title; and
(f)    capital stock of any Foreign Subsidiary (other than capital stock representing up to 66% of the total outstanding voting capital stock of any Foreign Subsidiary);
provided, however, that any proceeds, substitutions or replacements of any Excluded Assets shall not be Excluded Assets (unless such proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Assets).
“Excluded Collateral” is defined in Section 4.1.
“Foreign Currency” means lawful money of a country other than the United States.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Funding Date” is any date on which an Advance is made to or for the account of Borrower which shall be a Business Day.
FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“General Intangibles” is all “general intangibles” as defined in the Code, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantor” is Ultimate Parent, Holdings, International and each other Domestic Subsidiary of Ultimate Parent (other than any Immaterial Subsidiary).
“Guaranty” is the Secured Guaranty and Pledge Agreement made by the Guarantors in favor of Bank substantially in the form of Exhibit F hereto, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Holdings” is Rosetta Stone Holdings Inc., a Delaware corporation.
“Immaterial Subsidiary” means (a) any Foreign Subsidiary of Ultimate Parent organized or incorporated under the laws of The People’s Republic of China, and (b) any Subsidiary which (i) for the most recent fiscal year had less than Two Million Dollars ($2,000,000) of revenues and (b) as of the end of such fiscal year was the owner of less than Five Hundred Thousand Dollars ($500,000) of assets (or, with respect to any Subsidiary formed or acquired after the most recent fiscal year end, which has less than such amount of revenues and assets); provided that (i) at no time shall the Persons designated as Immaterial Subsidiaries have aggregate revenues for the most recent fiscal year in excess of Twenty Million Dollars ($20,000,000), (ii) for the first year following the Effective Date, the Ultimate Parent’s Japanese subsidiary, Rosetta Stone Japan Inc., shall be deemed an “Immaterial Subsidiary”, and (iii) notwithstanding the foregoing, Ultimate Parent’s Brazilian subsidiary, Rosetta Stone Ensino de Linguas Ltda, shall be deemed an “Immaterial Subsidiary” provided that such Subsidiary (a) for the most recent fiscal year had less than Two Million Dollars ($2,000,000) of revenues and (b) as of the end of such fiscal year was the owner of less than Two Million Dollars ($2,000,000) of assets.
“Indebtedness” is, with respect to any Person, without duplication, (a) indebtedness of such Person for borrowed money, (b) the deferred price of property or services incurred by such Person, such as reimbursement and other payment obligations for surety bonds and letters of credit, (c) obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (d) Capital Lease obligations of such Person, (e) all net payment obligations of such Person under interest rate agreements, swap agreements or other agreements designed to protect such Person from fluctuations in interest rates, currency exchange rates or commodity prices, (f) all guarantees of such Person with respect to Indebtedness of another Person, and (g) all Contingent Obligations of such Person.
“Indemnified Person” is defined in Section 12.3(a).
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:
(a)    its Copyrights, Trademarks and Patents;
(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)    any and all source code;
(d)    any and all design rights which may be available to such Person;
(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Advance and other Indebtedness of Ultimate Parent and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).
“Interest Payment Date” means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance, but no less than quarterly, and, with respect to Prime Rate Advances, the first day of each fiscal quarter of Borrower (or, if that day of the quarter does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Advance is converted into a LIBOR Advance to the extent of the amount converted to a LIBOR Advance.
“Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one, two, three, six, nine or twelve months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.
“Interest Rate Determination Date” means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.
“International” is Rosetta Stone International Inc., a Delaware corporation.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
“IP Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of October 28, 2014.
“Judgment Currency” is defined in Section 12.3(b).
“LIBOR” means, with respect to each day during each Interest Period pertaining to ) a LIBOR Advance the rate per annum determined by Bank by reference to the ICE Benchmark Administration (or any successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Reuters or any successor thereto or any other commercially available service selected by Bank which provides quotations of LIBOR. In the event that Bank determines that LIBOR is not available, “LIBOR” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Bank for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Advance for which LIBOR is then being determined with maturities comparable to such period, as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.
“LIBOR Advance” means an Advance that bears interest based at the LIBOR Rate.
“LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.
“LIBOR Rate Margin” is two and one-quarter percent (2.25%).
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents delivered in connection with this Agreement, the Perfection Certificate, the IP Agreement, the Guaranty, any subordination agreement, any note, or notes or guaranties executed by any Credit Party, and any other present or future agreement by any Credit Party with or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified pursuant to the terms thereof.
“Material Adverse Change” is (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Credit Parties, taken as a whole; (b) a material impairment of the rights and remedies of Bank under any Loan Document, or of the ability of any Credit Party to perform its respective Obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party; or (d) a material impairment in the perfection or priority of Bank’s Lien in the Collateral.
“Net Income” means, as calculated on a consolidated basis for Ultimate Parent and its consolidated Subsidiaries for any period as at any date of determination, the net profit (or loss) of Ultimate Parent and its consolidated Subsidiaries for such period taken as a single accounting period.
“Non-Wholly-Owned Subsidiary” is, as to any Person, a Subsidiary of such Person of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect at least a majority but not all of the board of directors or other managers of such Subsidiary are at the time owned by such Person.
“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4(a), substantially in the form of Exhibit B, with appropriate insertions.
“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit C, with appropriate insertions.
“Obligations” are any Credit Party’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts any Credit Party owes Bank now or later, in each case, under this Agreement or the other Loan Documents, and all obligations relating to Bank Services pursuant to any Bank Services Agreement, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Credit Party assigned to Bank.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Operating Lease” means (a) an operating lease under GAAP and (b) any lease that would have been considered an operating lease under the provisions of GAAP as in effect as of the date hereof.
“Overadvance” is defined in Section 2.3.
“Paid in Full” means (a) the payment in full in cash of all principal, interest and premium, if any, on all Advances outstanding under this Agreement, (b) the payment in full in cash of all fees and all other obligations, expenses or amounts payable under any Loan Document (other than inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document specifically survive repayment of the Advances for which no claim has been made), (c) the expiration or termination of all Bank’s commitments to make Advances hereunder and (d) payment in full in cash of all amounts due and owing (or posting of acceptable collateral in respect of all such obligations) under each Bank Services Agreement.
“Parent” is defined in Section 3.7(b).
“Patents” means all U.S. patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Perfection Certificate” means that certain Perfection Certificate dated as of October 28, 2014 delivered by the Credit Parties to Bank.
“Permitted Acquisition” is defined in clause (j) of the definition of “Permitted Investments”.
“Permitted Indebtedness” is:
(a)    Borrower’s Indebtedness (i) to Bank under this Agreement and the other Loan Documents, and (ii) to Bank or any Bank Affiliate under any Bank Services Agreement;
(b)    Indebtedness existing on the Effective Date and shown on the Perfection Certificate;
(c)    Subordinated Debt;
(d)    unsecured Indebtedness to trade creditors or customers incurred in the ordinary course of business;
(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(f)    Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;
(g)    Unsecured Indebtedness of (i) any Credit Party owing to any other Credit Party, (ii) any Subsidiary (which is not a Credit Party) to any other Subsidiary (which is not a Credit Party), (iii) any Credit Party to any other Subsidiary (which is not a Credit Party) provided that such Indebtedness is subordinated to the Obligations pursuant to a subordination agreement in form and substance reasonably acceptable to Bank, (iv) a Subsidiary of the Ultimate Parent to another Subsidiary of the Ultimate Parent representing intercompany reimbursement obligations for services rendered or products purchased, in each case, incurred in the ordinary course of business, and (v) Indebtedness of any Subsidiaries that are not Credit Parties to any Credit Party to finance the on-going operating expenses (including capital expenditures) of such Subsidiaries that are not Credit Parties; provided that the aggregate amount of all such Indebtedness incurred pursuant to this clause (v) after the Closing Date together with Investments made pursuant to clause (b)(iii) of the definition of “Permitted Investments” after the Closing Date shall not exceed an amount equal to Ten Million Dollars ($10,000,000) in any fiscal year of the Ultimate Parent;
(h)     guarantees in respect of Indebtedness otherwise permitted hereunder;
(i)    Indebtedness assumed or incurred in connection with a Permitted Acquisition provided such Indebtedness is otherwise “Permitted Indebtedness” hereunder;
(j)    deferred purchase price obligations (including earn-out obligations) incurred in connection with Permitted Acquisitions;
(k)    guarantees of rental payments to any Person leasing or subleasing real property to any Subsidiary;
(l)    other Indebtedness incurred after the Closing Date not exceeding Two Million Dollars ($2,000,000) in the aggregate principal amount outstanding at any time; and
(m)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (l) above, provided that the principal amount thereof is not increased (other than for reasonable and customary fees, expenses, or prepayment penalties or premiums incurred in connection with such refinancing) or the terms thereof are not modified to impose more burdensome terms, in any material respect, upon any Credit Party or Subsidiary, as the case may be.
“Permitted Investments” are:
(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;
(b)     Investments (i) in any Subsidiary that is a Credit Party, (ii) by any Subsidiary (which is not a Credit Party) in any other Subsidiary, and (iii) by any Credit Party in Subsidiaries that are not Credit Parties to finance the on-going operating expenses (including capital expenditures) of such Subsidiaries that are not Credit Parties; provided that the aggregate amount of all such Investments made pursuant to this clause (iii) after the Closing Date together with Indebtedness incurred after the Closing Date pursuant to Clause (g)(v) of the definition of “Permitted Indebtedness” of the Ultimate Parent shall not exceed an amount equal to Ten Million Dollars ($10,000,000) in any fiscal year;
(c)    Investments consisting of cash or Cash Equivalents;
(d)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party;
(e)    Investments consisting of deposit accounts in which Bank has a perfected security interest;
(f)    Investments accepted in connection with Transfers permitted by Section 7.1;
(g)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Credit Party or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Credit Party’s Board of Directors;
(h)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(i)    Investments consisting of Accounts or notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of a Credit Party in any Subsidiary; and
(j)    Purchases or other acquisitions, in a single transaction or in a series of related transactions, by any Credit Party of the capital stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units or product lines of, any Person (each, a “Permitted Acquisition”); provided that, with respect to each such purchase or other acquisition:
(i)    the newly-created or acquired Subsidiary (or assets acquired in connection with an asset sale) shall be (x) in the same or a related line of business as that conducted by the Ultimate Parent and its Subsidiaries (excluding Immaterial Subsidiaries) on the Effective Date (including learning and other self-improvement concepts), or (y) in a business that is ancillary to and in furtherance of the line of business as that conducted by the Ultimate Parent and its Subsidiaries (excluding Immaterial Subsidiaries) on the Effective Date;
(ii)    all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all Requirements of Law;
(iii)    no Credit Party, to the knowledge of the Credit Parties as of the date any such acquisition or other purchase is consummated, shall, as a result of or in connection with any such purchase or acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such purchase or acquisition, could reasonably be expected to result in the existence or incurrence of a Material Adverse Change;
(iv)    Borrower shall give Bank at least twenty (20) Business Days’ prior written notice of any such purchase or acquisition;
(v)    Borrower shall provide to Bank as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to any such purchase or acquisition;
(vi)    any such newly-created or acquired Subsidiary, or the Credit Party that is the acquirer of assets in connection with an asset acquisition, shall within 30 days of such creation or acquisition, comply with the requirements of Section 6.12, if applicable;
(vii)    (x) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (y) immediately after giving effect to such purchase or other acquisition, Holdings and Borrower and their Subsidiaries shall be in compliance with each of the covenants set forth in Section 6.8, based upon financial statements delivered to Bank which give effect, on a pro forma basis, to such acquisition or other purchase;
(viii)    no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Section 7.4;
(ix)    such purchase or acquisition shall not constitute an Unfriendly Acquisition;
(x)    (A) the aggregate amount of the cash consideration paid by the Credit Parties in connection with any particular Permitted Acquisition (including deferred purchase price obligations (including earn-out obligations)) shall not exceed Fifty Million Dollars ($50,000,000) and (B) the aggregate amount of the cash consideration paid by the Credit Parties (including deferred purchase price obligations (including earn-out obligations)) in connection all Permitted Acquisitions of Foreign Subsidiaries shall not exceed Five Million Dollars ($5,000,000) in any fiscal year (which amount may be increased to Twenty Million Dollars ($20,000,000) in the event that prior to after giving effect to any such Permitted Acquisition of a Foreign Subsidiary, the Credit Parties have at least Twenty Five Million Dollars ($25,000,000) in cash and/or Cash Equivalents on deposit in Collateral Accounts with Bank or Bank’s Affiliate or in Collateral Accounts subject to a Control Agreement in favor of Bank); and
(xi)    Borrower shall have delivered to Bank, at least five (5) Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by Bank in its sole discretion), a certificate of a Responsible Officer, in form and substance reasonably satisfactory to Bank, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and
(k)    other Investments made after the Closing Date in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding.
“Permitted Liens” are:
(a)    Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement, the other Loan Documents, and any Bank Services Agreement;
(b)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which the Credit Parties or any of their Subsidiaries, as applicable, maintain adequate reserves on their Credit Party Books or the books and records of such Subsidiary, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c)    Liens securing purchase money or Capital Lease obligations incurred for fixed or capital assets securing no more than $5,000,000 in the aggregate principal amount outstanding, if the Lien is confined to the property and improvements and the proceeds thereof;
(d)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clauses (a) through (c), (i) and (m) of this definition, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien (and improvements and the proceeds thereof) and the principal amount of the indebtedness may not increase (except by an amount equal to premium, fees or expenses incurred in connection therewith and by an amount equal to any existing commitments unutilized thereunder);
(g)    leases or subleases of real property granted in the ordinary course of a Credit Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of a Credit Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
(h)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business that do not or could not result in a legal transfer of title of the licensed property;
(i)    Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with a Credit Party or becomes a Subsidiary of a Credit Party or acquired by a Credit Party pursuant to a Permitted Acquisition; provided that (i) such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment, (ii) such Liens do not extend to any assets other than those of such Person, and (iii) the applicable Indebtedness secured by such Lien is permitted under clause (i) of the definition of “Permitted Indebtedness”;
(j)    easements, rights-of-way, zoning and other restrictions, building codes, covenants, minor defects or other irregularities in title and other similar encumbrances affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Credit Parties;
(k)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.3 and 8.6;
(l)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more accounts maintained by the Ultimate Parent or any Subsidiary (other than an Immaterial Subsidiary), in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection;
(m)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);
(n)    Liens incurred in connection with Indebtedness permitted by clause (m) of the definition of “Permitted Indebtedness”, provided that (i) the Indebtedness being refinanced was secured by a Permitted Lien, (ii) the Lien incurred is a Permitted Lien and secures only the Indebtedness being refinanced (and any reasonable and customary fees, expenses, or prepayment penalties or premiums incurred in connection with such refinancing) and (ii) the terms thereof are not more burdensome terms, in any material respect, upon any Credit Party or Subsidiary, as the case may be; and
(o)    Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds Seven Hundred Fifty Thousand Dollars ($750,000) at any one time.
“Permitted Transfers” are:
(a)    Transfers of Inventory in the ordinary course of business;
(b)    Transfers of (i) worn-out, obsolete or excess Equipment that is, in the reasonable judgment of Borrower, no longer used or useful in the ordinary course of business of the Credit Parties and (ii) other Equipment or real property to the extent that such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such Transfer are reasonably promptly applied to the purchase price of such replacement property;
(c)    Transfers of accounts receivable in connection with the collection or compromise thereof;
(d)    Transfers consisting of use or transfer of money or Cash Equivalents to the extent not prohibited by the terms of the Loan Documents;
(e)    Transfers among one or more of Ultimate Parent and its Subsidiaries; provided, that if the transferor of such property is a Credit Party, then the transferee thereof must be a Credit Party; and
(f)    other Transfers so long as (i) no Default shall have occurred and be continuing, (ii) after giving effect to such Transfer, the Credit Parties would be in compliance with the financial covenants set forth in Section 6.8, and (iii) the aggregate net book value of all of the assets Transferred in any fiscal year in reliance on this clause (f) shall not exceed One Million Dollars ($1,000,000).
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal (or successor publication), becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum publicly announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).
“Prime Rate Advance” means an Advance that bears interest based at the Prime Rate.
“Prime Rate Margin” is one and one-quarter percent (1.25%).
“Quarterly Financial Statements” is defined in Section 6.2(a).
“Quick Assets” is, on any date, Ultimate Parent’s consolidated, unrestricted cash and Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.
“Registered Organization” is any “registered organization” as defined in the Code.
“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor), or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve Requirement” for any day as applied to a LIBOR Advance, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower or Holdings.
“Revolving Line” is an aggregate principal amount equal to $25,000,000, as such amount may be reduced pursuant to Section 2.8.
“Revolving Line Maturity Date” is October 28, 2017.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“Securities Account” is any “securities account” as defined in the Code.
“Solvent”: when used with respect to any Person, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Subordinated Debt” is indebtedness incurred by Borrower subordinated to payment in full of all Obligations pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor, on terms acceptable to Bank.
“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Ulitmate Parent, Holdings, International or Borrower, as the case may be.
“Trademarks” means any U.S. trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Credit Party connected with and symbolized by such trademarks.
“Transfer” is defined in Section 7.1.
“Ultimate Parent” is Rosetta Stone Inc., a Delaware corporation.
“Unfriendly Acquisition”: any acquisition that has not been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired.
“Unused Revolving Line Facility Fee” is defined in Section 2.5(c).
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWER:
ROSETTA STONE LTD.
By: /s/ Stephen M. Swad
Name: Stephen M. Swad
Title: Chief Executive Officer

BANK:
SILICON VALLEY BANK
By: /s/ Will Deevy
Name: Will Deevy
Title: Vice President

111683859.9